Exhibit 10.15

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

MASTER SERVICE AGREEMENT

This Agreement is made, effective as of the date executed by the last party to sign below (such date, the “Effective Date”), by and between BioAgilytix Labs, LLC, a Delaware Limited Liability Company, having a principal place of business at 2300 Englert Drive, Durham, NC 27713, together with its Affiliates and Subsidiaries (“collectively BioAgilytix”) and ENGENE INC., a Canadian corporation, having its principal place of business at 7171 Rue Frederick Banting, Saint-Laurent, Quebec H4S 1Z9, Canada (“ENGENE”).

WHEREAS, BioAgilytix is the operator of laboratories which perform various tests and examinations of material for the purpose of providing information for development of pharmaceutical products used in the diagnosis, prevention or treatment of disease or the assessment of medical conditions; and

WHEREAS, ENGENE desires to obtain the services of BioAgilytix on the terms and conditions set fourth herein; and

WHEREAS, ENGENE and BioAgilytix desire to provide a full statement of their respective rights, obligations, and duties in connection with the performance of services hereunder;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1. BioAgilytix SERVICES. BioAgilytix shall provide services per statements of work (each, a “Statement of Work” or “SOW”) signed by both parties and which shall then become part of this agreement as amendments to Exhibit A in accordance with Section 10.

2. WORK PRODUCT. BioAgilytix shall provide ENGENE with “Work Product” in a format defined in the Statements of Work. If ENGENE requires additional Work Product, the Statement of Work under which the original Work Product was delivered may be amended (such amendment is referred to herein as a “Change Order”), in accordance with Section 10 hereof, to reflect additional scope of work, compensation and other amendments agreed to by the parties.

3. PERIOD OF PERFORMANCE: The term of this Agreement shall commence on the date that it is made and shall continue until the earlier of thirty-six (36) month(s) or until the completion of all Services under all Statements of Work, unless sooner terminated pursuant to Section 10.

4. COMPENSATION. BioAgilytix shall be reimbursed by ENGENE for all direct and indirect costs incurred in connection with BioAgilytix’s Services as detailed in the Statements of

Work and corresponding budgets which shall be signed by both parties and become part of this Agreement as amendments to Appendix A in accordance with Section 10.

5. PAYMENT TERMS

In consideration of the provision of the Services by BioAgilytix and the rights granted to ENGENE, ENGENE shall pay the fees set forth in the applicable Statement of Work. Payment to BioAgilytix of such fees shall constitute payment in full for the performance of the Services and delivery of the Work Product under such Statement of Work, and, ENGENE shall not be responsible for paying any other fees, costs or expenses. The fees for all Services and Work Product under the Statements of Work shall be invoiced monthly unless otherwise stated in the respective Statement of Work. Following execution of this Agreement and upon full execution of each Statement of Work, BioAgilytix will submit invoices for payment due within thirty (30) days from receipt of the invoice in accordance with the schedules defined within such Statement of Work.

All payments hereunder shall be in US dollars and made by check or wire transfer payable to:

BioAgilytix Labs, LLC

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and invoices mailed to:

ENGENE INC.

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Without prejudice to any other right or remedy it may have, ENGENE reserves the right to set off at any time any amount owing to it by BioAgilytix against any amount payable by ENGENE to BioAgilytix under this Agreement.

6. EQUIPMENT AND REAGENTS. BioAgilytix may be required to purchase equipment, reagents or the components thereof for its own use in connection with the performance of the Services under the Statements of Work. Title to any such equipment or reagents purchased in the performance of the work funded in connection with this Agreement shall vest in BioAgilytix.

7. CONFIDENTIALITY AND PATENTS.

A. Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the term of this Agreement and for [***] years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information of the other party; provided that, the receiving party’s confidentiality obligations with respect to information identified as a trade secret shall continue in perpetuity Each party may use the other party’s Confidential Information only to the extent required to accomplish the purposes of this

Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of such Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of such Confidential Information.

B. Limitations. Confidential Information shall not include any information that the receiving party can prove by competent evidence: (a) was already known to the receiving party without any obligations of confidentiality prior to receipt from the other party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party; (c) became generally available to the public or otherwise part of the public domain after its disclosure, other than through any act or omission of the receiving party in breach of any obligation of confidentiality; (d) was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others; or (e) was independently discovered or developed by the receiving party without the use of Confidential Information as evidenced in writing.

C. Authorized Disclosure. Notwithstanding Section 7.A, a party may disclose Confidential Information of the other party, without violating the obligations of this Agreement, to the extent the disclosure is required by a valid order of a court or other governmental body having jurisdiction, provided that, to the extent legally permitted, such party gives reasonable prior written notice to the other party of such required disclosure and makes a reasonable effort to obtain, or to assist the other party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation requires, or for which the order was issued.

D. Intellectual Property. Nothing herein shall be deemed to constitute a transfer, sale or conveyance by one Party to the other Party of any ownership interest in such Party’s Intellectual Property Rights that were owned or developed by it prior to the Effective Date (the “Pre-Existing Intellectual Property Rights”). Each Party will maintain all right, title and interest in its Pre-Existing Intellectual Property Rights and documents, data, know-how, methodologies, specifications, software and other materials provided to enable the provision of Services or used for the provision of Services hereunder (collectively with the Pre-Existing Intellectual Property Rights, the “Materials”). The Specifications (as defined in each Statement of Work) and all Intellectual Property Rights therein shall be and remain the property of ENGENE. Upon expiration or termination of this Agreement, BioAgilytix shall cease all use of the Specifications and ENGENE’s Materials. The Analytical Methods (as defined in each Statement of Work) developed as a result of the Services shall be and remain the property of ENGENE.

E. Definitions.

(i) “Confidential Information” means all information furnished by one party or its representatives, counsel, directors, officers, employees or agents (collectively, the “Representatives”) to the other party relative to the purpose of BioAgilytix performing Services under this Agreement or a Statement of Work hereto, and whether disclosed or provided before or after the Effective Date and whether disclosed or provided in oral, written, graphic, electronic, photographic or any other form (such as by permitting examination of tangible items or viewing of premises) and which may include, but is not limited to, any existing or future inventions , discoveries, innovations, copyrights, technology, know-how, or other intellectual property rights, whether patentable or not, standard operating procedures, techniques, methods, plans, prototypes, personnel information, financial statements and projections, data, lists of customers and suppliers, specifications and designs and all analyses, compilations, studies or other materials prepared by receiving party containing or based in whole or in part upon such information furnished to receiving party by the other party or its Representatives.

(ii) “Intellectual Property Rights” means all (a) patents, patent disclosures, and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, together with all of the goodwill associated therewith, (c) copyrights and copyrightable works (including computer programs), and rights in data and databases, (d) trade secrets, know-how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection in any part of the world.

8. PUBLICATION. BioAgilytix agrees not to publish any work or data derived from performance of the Services under this Agreement or the Statements of Work without the expressed and written consent of ENGENE.

9. INDEMNIFICATION.

A. ENGENE shall indemnify, defend, and hold harmless BioAgilytix, it’s officers, trustees, agents and employees (each, a “BioAgilytix Indemnitee”) from any loss, claim of damages, or liability of any kind, including reasonable legal fees, court costs and other expenses in litigation or settlement of any claims (collectively, “Losses”), arising out of or resulting from any third-party claim, suit, action, or proceeding (each, an “Action”) arising out of or resulting from ENGENE’s material breach of any representation, warranty, or obligation to BioAgilytix set forth in this Agreement.

B. BioAgilytix shall indemnify, defend, and hold harmless ENGENE, its officers, directors, employees, agents, successors and permitted assigns (each an “ENGENE Indemnitee”) from and against all Losses (i) based on a claim that the Services or Work Product or ENGENE’s receipt or use thereof infringes any Intellectual Property Right of a third party or arising out of, (ii) arising out of or resulting from an Action arising out of or resulting from BioAgilytix’s material breach of any representation, warranty, or obligation to ENGENE set forth in this Agreement.

C. The party seeking indemnification hereunder shall promptly notify the indemnifying party in writing of any Action and cooperate with the indemnifying party at the indemnifying party’s sole cost and expense. The indemnifying party shall immediately take control of the defense and investigation of such Action and shall employ counsel of its choice to handle and defend the same, at the indemnifying party’s sole cost and expense. The indemnifying party shall not settle any Action in a manner that adversely affects the rights of the indemnified party without the indemnified party’s prior written consent, which shall not be unreasonably withheld or delayed. The indemnified party’s failure to perform any obligations under this Section 9.C. shall not relieve the indemnifying party of its obligations under this Section 9 except to the extent that the indemnifying party can demonstrate that it has been materially prejudiced as a result of such failure. The indemnified party may participate in and observe the proceedings at its own cost and expense.

D. Notwithstanding anything to the contrary in this Agreement, the indemnifying party is not obligated to indemnify, hold harmless, or defend the indemnified party against any claim (whether direct or indirect) to the extent such claim or corresponding losses arise out or result from the indemnified party’s: (i) gross negligence or more culpable act or omission (including recklessness or willful misconduct); or (ii) bad faith failure to comply with any of its material obligations set forth in this Agreement.

E. The provisions of this Section 9 shall survive termination of this Agreement.

10. WARRANTIES. BioAgilytix makes NO WARRANTIES, EXPRESS, OR IMPLIED, CONCERNING THE RESULT OF THIS STUDY OR, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH RESULTS. BioAgilytix shall not be liable for any direct, consequential, or other damages suffered by ENGENE or any others as a result of this Agreement.

11. AMENDMENT, TERMINATION and SURVIVAL. This Agreement may be amended or renewed only with the written agreement of both parties. Either party may terminate this Agreement for any reason upon ten (10) business days’ prior written notice to the other party. The term and obligations of Articles 2, 4, 6, 7, 8, 9, 10, 11, 16 and 17 shall survive termination or expiration of this Agreement. Upon termination of this Agreement, BioAgilytix will be paid for all expenses incurred through the termination date and any reasonable non-cancelable commitments.

12. NOTICES. All notices permitted or required to be given under the terms of this Agreement shall be deemed to have been given (a) when delivered personally (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by email if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the third day after the date deposited in the United States Mail or Canada Post, as applicable, certified, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

If to ENGENE:

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If to BIOAGILTYIX:

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13. INDEPENDENT CONTRACTOR. Each party shall be deemed to be an independent contractor of the other party, and neither shall be considered an agent, employee, joint inventor or partner of the other. Neither party shall have authority to make warranties or representations or enter agreements on behalf of the other, nor shall either party be bound by the acts, statements or conduct of the other.

14. INDEPENDENT INQUIRY. Nothing in this Agreement shall be construed to limit the freedom of researchers who are participants in this Agreement, whether paid under this Agreement, or not, from engaging in similar research inquiries made independently under other grants, contracts or agreements with parties other than ENGENE.

15. FORCE MAJEURE. No party shall be liable or responsible to the other party, not be deemed to have defaulted under or breached this Agreement, for any failure to perform or delay in performance as required by this Agreement, when and to the extent such failure or delay is caused by or results from the following Force Majeure Events: labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotion’s, acts of aggression, floods, earthquakes, acts of God, energy or other conservation measures, explosion, failure of utilities, mechanical breakdowns, material shortages, disease, or other similar occurrences beyond the reasonable control of the party affected by the Force Majeure Event. The affected party shall give notice within three (3) days of the Force Majeure Event to the other party, stating the period of time the occurrence is expected to continue. The affected party shall use diligence efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized and shall resume performance of its obligations as soon as reasonably practicable after the removal of the cause.

16. SEVERABILITY AND JURISDICTION. In the event a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect. This Agreement shall be governed by the laws of the State of Massachusetts.

17. NO PUBLICITY. Neither party shall use the name, tradenames or trademarks of the other party or the other party’s employees in connection with any products, promotion, or advertising without the prior written permission of an authorized representative of the other party. The foregoing shall not, however, preclude any legally required disclosure, reports generated in the normal course of business, or acknowledgement of sponsorship as required by the guidelines of an academic organization.

18. HEADINGS. The paragraph headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

19. ENTIRE AGREEMENT. This Agreement, the Statements of Work, the Quality Agreement, and their appendices contain the entire agreement between the parties, and supersede any prior or contemporaneous representations or agreements, written or oral regarding the subject matter thereof. No amendments or changes to this Agreement, the Statements of Work or the Quality Agreement shall be effective unless made in writing and signed by authorized representatives of BioAgilytix and ENGENE. All correspondence regarding terms of this Agreement shall be sent as specified in Section 12.

20. ASSIGNMENT. Neither party shall assign its rights or duties under this Agreement to another without the prior express written consent of the other party; provided, however, that ENGENE may assign this Agreement to a successor in ownership of all or substantially all its business assets. Such successor shall expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Agreement. Any other purported assignment shall be void.

21. QUALITY AGREEMENT. Upon ENGENE’s request, the parties shall commence good faith negotiations and enter into a quality agreement specifying the parties respective responsibilities for quality control and quality assurance with respect to the Services and Work Product (the “Quality Agreement”). The Quality Agreement is not intended and shall not be construed to limit any of the rights and obligations of the parties set forth in this Agreement. Subject to the foregoing, to the extent possible, the Quality Agreement will be interpreted with the terms set forth in the body of this Agreement.

22. CONFLICTING TERMS. In the event of a conflict between this Agreement and a Statement or Work or the Quality Agreement, this Agreement shall control except to the extent that the Quality Agreement, Statement or Work or this Agreement expressly states an intent to control on a specific matter, in which case the document with the language expressing such intent shall control.

IN WITNESS WHEREOF, ENGENE and BioAgilytix have caused this Agreement to be executed in multiple counterparts by their duly authorized representatives.

ENGENE INC.		BioAgilytix Labs, LLC

By:	Anthony Cheung Ph.D	By:	Thomas E. Zajkawski

Title:	Chief Technology Officer	Title:	Chief Financial Officer

Signature:	/s/ Anthony Cheung	Signature:	/s/ Thomas E. Zajkawski

Date:	November 10, 2019	Date:	November 11, 2019

EXHIBIT A

Proposal/Work Scope Definition and Pricing

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